Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

HSBC Holdings plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity Securities	Ordinary Shares(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt Securities	Senior Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt Securities	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Contingent Capital Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)

The Ordinary Shares are being registered solely in connection with the registration of the Contingent Capital Securities and the Ordinary Shares we may issue in connection with the conversion of such Contingent Capital Securities pursuant to the terms thereof.